EXHIBIT 23.5
                                ------------
                Woods, Oviatt, Gilman, Sturman and Clark
                           44 Exchange Street
                          Rochester, NY  14614



April 12, 1995


Paychex, Inc.
911 Panorama Trail South
Rochester, New York 14625

          Re:  Paychex, Inc.
               Registration Statement on Form S-4

Gentlemen:


          We are acting as counsel for Paychex, Inc. (the "Company"), a Delaware corporation, in connection with the proposed merger of Paychex Merger Corp., a wholly owned subsidiary of the Company with and into Pay-Fone Systems, Inc. (the "Merger") and the issuance of not more than 308,089 shares of the $.01 par value common stock of the Company to be issued at the Effective Time of the Merger, which shares are covered by the above captioned registration statement (the "Registration Statement").


          We are familiar with the Certificate of Incorporation of the Company, as amended, the by-laws of the Company and the corporate proceedings taken to authorize the issuance of the aforesaid common stock.


          Based upon the foregoing, we are of the opinion that:


          1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.


          2. All necessary action has been taken by the Board of Directors of the Company to authorize the issuance of the shares of common stock to be issued at the Effective Time of the Merger.


          3. When certificates for the shares of common stock being issued by the Company in the Merger have been delivered in accordance with the terms of the Merger, such shares of common stock will be legally issued, fully paid and non-assessable.
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          We hereby consent to the filing of this opinion as an
exhibit to the Registration Statement and to the reference made to this firm under the heading "Experts" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.

                              Very truly yours,

                    WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP


                         /s/ Harry P. Messina, Jr.
                         -----------------------------------
                         Harry P. Messina, Jr.
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